Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporate by reference in the Registration Statement on Form S-8 of our report dated April 13, 2010 relating to the financial statements of China 3C Group (the “Company”), which appears in the Company’s 2009 Form 10-K, which is also incorporated by reference in the registration statement.

Goldman Parks Kurland Mohidin LLP
Encino, California
April 15, 2010